Exhibit 4.2

EXECUTION VERSION

BANKUNITED, INC.

as Company,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 11, 2020 to

INDENTURE

Dated as of June 11, 2020

5.125% Subordinated Notes due 2030

TABLE OF CONTENTS

		Page

	Article 1
	Definitions

Section 1.01.	Rules of Construction	1
Section 1.02.	Definitions	2

	Article 2
	General Terms and Conditions of the Subordinated Notes

Section 2.01.	Designation and Principal Amount	5
Section 2.02.	Maturity	6
Section 2.03.	Further Issues	6
Section 2.04.	Form of Payment	6
Section 2.05.	Global Securities	6
Section 2.06.	Interest	6
Section 2.07.	Discount at Issuance	7
Section 2.08.	Redemption	7
Section 2.09.	Appointment of Agents	7
Section 2.10.	Security	7

	Article 3
	Form of Notes

Section 3.01.	Form of Subordinated Notes	7

	Article 4
	Original Issue of Notes

Section 4.01.	Original Issue of Subordinated Notes	7

	Article 5
	Additional Terms Applicable to the Subordinated Notes

Section 5.01.	Replacement of Provisions with Respect to Payment of Interest; Interest Rights Preserved	7
Section 5.02.	Replacement of Provisions with Respect to Notice of Redemption	7
Section 5.03.	No Sinking Funds Provisions	8
Section 5.04.	Replacement of Provisions with Respect to Merger, Consolidation and Sale of Assets	8
Section 5.05.	Replacement of Provisions with Respect to Statements by Officers as to Events Default	9
Section 5.06.	Replacement of Provisions with Respect to Events of Default	9

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FIRST SUPPLEMENTAL INDENTURE, dated as of June 11, 2020 (this “Supplemental Indenture”), between BankUnited, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee executed and delivered the base indenture, dated as of June 11, 2020 (the “Base Indenture”, as supplemented by this Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s subordinated debt securities (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its notes under the Base Indenture to be known as its “5.125% Subordinated Notes due 2030” (the “Subordinated Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company pursuant to the resolutions duly adopted by the Board of Directors on May 29, 2020 and the resolutions duly adopted by the Pricing Committee of the Board of Directors on June 4, 2020 have duly authorized the issuance of the Subordinated Notes and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 14.01 of the Base Indenture;

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms, and to make the Subordinated Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Subordinated Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms and terms of the Subordinated Notes, the Company covenants and agrees, with the Trustee, as follows:

Article 1
Definitions

Section 1.01.      Rules of Construction. In addition to the rules of construction in the introductory paragraph of Article I of the Base Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following provisions shall also be applied wherever appropriate herein:

(a)            each term defined in the Base Indenture has the same meaning when used in this Supplemental Indenture; provided, however, that where a term is defined both in this Supplemental Indenture and in the Base Indenture, the meaning given to such term in this Supplemental Indenture shall control for purposes of (i) this Supplemental Indenture and (ii) in respect of the Subordinated Notes, but not any other series of Securities, the Base Indenture;

(b)            the singular includes the plural and vice versa;

(c)            headings are for convenience of reference only and do not affect interpretation;

(d)            to the extent any provision of any Subordinated Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling; and

(e)            a reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise indicated.

Section 1.02.      Definitions. Unless the context otherwise requires, the following terms have the meanings given to them in this Section 1.02:

(i)            “1940 Act Event,” means the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

(ii)            “Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

(iii)            “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

(iv)            “Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York, New York or the place of payment with respect to the Subordinated Notes are authorized or required by law or executive order to close.

(v)            “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interests in (however designated), equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity.

(vi)            “Senior Indebtedness” means the principal of, premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company) on and any other

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payment due pursuant to any of the following, whether incurred on or prior to the date hereof or hereafter incurred:

(a)    all obligations of the Company (other than obligations pursuant to any other Subordinated Notes issued under the Indenture) for money borrowed;

(b)   all obligations of the Company evidenced by securities, notes, debentures, bonds or other similar instruments (other than any Subordinated Notes issued under the Indenture), including obligations incurred in connection with the acquisition of property, assets or businesses;

(c)    all capital lease obligations of the Company;

(d)   all obligations of the Company arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, banker’s acceptance, security purchase facilities and similar credit transactions;

(e)    all obligations to general creditors of the Company;

(f)     all obligations of the Company issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Company or any of its Subsidiaries has agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

(g)   all obligations of the Company associated with derivative products including, but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments; and

(h)   all obligations of the type referred to in clauses (a) through (g) of this definition of another Person the payment of which, in either case, the Company has assumed or guaranteed or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

provided that “Senior Indebtedness” shall not include (i) any Capital Stock of the Company, (ii) any obligations to trade creditors created or assumed by the Company in the ordinary course of business, (iii) any obligation of the Company to any Subsidiary of the Company or to any Person with respect to which the Company is a Subsidiary, and (iv) any indebtedness that (x) expressly states that it is junior to or ranks

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equally in right of payment with the Subordinated Notes, (y) is identified as junior to, or equal in right of payment with, the Subordinated Notes in any board resolution establishing such indebtedness (or otherwise approving the assumption or issuance of such Indebtedness by the Company) or in any supplemental indenture or (z) which is subordinated to indebtedness of the Company to substantially the same extent as, or to a greater extent than, the Subordinated Notes are subordinated.

Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term ‘‘general creditors’’ as used in this definition of “Senior Indebtedness” will have the meaning as described in that rule or interpretation.

Notwithstanding anything in the Indenture to the contrary, Senior Indebtedness will continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions of the Indenture irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

(vii)            “Default” means any Event of Default or events which, after notice or lapse of time or both would become, an Event of Default.

(viii)            “Issue Date” means the date on which the Subordinated Notes are first issued.

(ix)            “Payment or Covenant Event of Default” has the meaning assigned to such term in Section 7.01 of the Base Indenture as amended by this Supplemental Indenture.

(x)            “Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

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(xi)            “Tax Event” means the Company’s good-faith determination that, as a result of: (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which amendment or change becomes effective or which administrative or judicial action is taken, announced or issued on or after the original issue date of the Subordinated Notes, there is more than an insubstantial risk that interest payable by the Company on the Subordinated Notes is not, or, within 90 days of the date of such determination, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

(xii)            “Tier 2 Capital Event” means the Company’s good-faith determination that, as a result of: (a) any amendment to, or change in, the laws, rules, or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Subordinated Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Subordinated Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies, or guidelines with respect thereto that is announced after the original issue date of the Subordinated Notes, there is more than an insubstantial risk that the Company will not be entitled to treat the Subordinated Notes then Outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or any successor appropriate federal banking agency) as then in effect and applicable to the Company, for so long as any Subordinated Notes are Outstanding.

Article 2
General Terms and Conditions of the Subordinated Notes

Section 2.01.      Designation and Principal Amount. There is hereby authorized and established a new series of Securities under the Base Indenture, designated as the “5.125% Subordinated Notes due 2030,” which is not limited in aggregate principal amount. The initial aggregate principal amount of the Subordinated Notes to be issued under this Supplemental Indenture shall be limited to $300,000,000. Any additional amounts of Subordinated Notes to be issued shall be set forth in a Company Order.

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Section 2.02.      Maturity. The stated maturity of principal for the Subordinated Notes will be June 11, 2030.

Section 2.03.      Further Issues. The Company may from time to time, without the consent of the Holders of the Subordinated Notes, issue additional Subordinated Notes in an unlimited aggregate principal amount. Any such additional notes will have the same ranking, interest rate, Stated Maturity and other terms as the Subordinated Notes, except for any differences in the issue date and, in certain cases, the issue price and the first interest payment date, either of which may differ from the respective terms of any previously issued Subordinated Notes. The Subordinated Notes and any such additional notes subsequently issued under the Indenture would be treated as a single series of Securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, that if any such additional notes subsequently issued under the Indenture are not fungible for U.S. federal income tax purposes with the Subordinated Notes, such additional notes shall trade separately from the Subordinated Notes under a separate CUSIP number, but shall otherwise be treated as a single series with the Subordinated Notes and all other such additional notes issued under the Indenture.

Section 2.04.      Form of Payment. Principal of, premium, if any, and interest on the Subordinated Notes shall be payable in U.S. dollars.

Section 2.05.      Global Securities. Upon the original issuance, the Subordinated Notes will be represented by one or more Global Securities. The Company will issue the Subordinated Notes in denominations of $2,000 and in integral multiples of $1,000 in excess thereof and will deposit the Global Securities with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and register the Global Securities in the name of DTC or its nominee.

Section 2.06.      Interest. The Subordinated Notes will bear interest at an annual rate equal to 5.125%. Interest on the Subordinated Notes will be payable semi-annually in arrears on June 11 and December 11 of each year (each such date, an “Interest Payment Date”), beginning on December 11, 2020, to the holders of record at the close of business on the preceding May 28 and November 27 of each year. Interest on the Subordinated Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest payments on the Subordinated Notes will be the amount of interest accrued from, and including, June 11, 2020 or the most recent Interest Payment Date on which interest has been paid to, but excluding, the Interest Payment Date or the Stated Maturity, as the case may be.

If an Interest Payment Date, Redemption Date or the Stated Maturity falls on a day that is not a Business Day, the related payment of interest and principal will be made on the next day that is a Business Day, and no interest on the Subordinated Notes or such payment will accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

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Section 2.07.      Discount at Issuance. The Subordinated Notes issued on the date hereof are being purchased at the purchase price therefor set forth in that certain Underwriting Agreement, dated as of June 4, 2020, by and among the Company and BofA Securities, Inc., J.P. Morgan Securities LLC and Piper Sandler & Co., as Representatives of the Underwriters identified therein.

Section 2.08.      Redemption. The Subordinated Notes are subject to redemption at the option of the Company as set forth in the form of Subordinated Notes attached hereto as Exhibit A.

Section 2.09.      Appointment of Agents. The Trustee will initially be the Registrar and Paying Agent for the Subordinated Notes.

Section 2.10.      Security. The Subordinated Notes will not be secured, as of the time of their original issuance.

Article 3
Form of Notes

Section 3.01.      Form of Subordinated Notes. The Subordinated Notes, and the Trustee’s Certificate of Authentication to be endorsed thereon, are to be substantially in the form set forth in Exhibit A hereto.

Article 4
Original Issue of Notes

Section 4.01.      Original Issue of Subordinated Notes. The Subordinated Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such Subordinated Notes as in such Company order provided.

Article 5
Additional Terms Applicable to the Subordinated Notes

Section 5.01.      Replacement of Provisions with Respect to Payment of Interest; Interest Rights Preserved. The second sentence of Section 3.08(a) of the Base Indenture is hereby replaced in its entirety with the following:

If a Holder of Subordinated Notes has given wire transfer instructions to the Company, the Company will pay all principal, interest, and premium, if any, on that Holder’s Subordinated Notes in accordance with those instructions. All other payments on the Subordinated Notes will be made at the office or agency of the Paying Agent and registrar within the City and State of New York, unless the Company elects to make interest payments by check mailed to the Holders of the Subordinated Notes at their address set forth in the register of Holders.

Section 5.02.      Replacement of Provisions with Respect to Notice of Redemption.

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(a)            Section 4.02(a) of the Base Indenture is hereby replaced in its entirety with the following:

If the Company shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least 10 days prior to the date notice of redemption is to be sent to Holders (unless a shorter period shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed, and thereupon the Trustee shall select, by lot or in accordance with DTC’s applicable procedures; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series. The Trustee shall, as soon as practicable, notify the Company in writing of the Securities and portions of Securities so selected.

(b)            Section 4.03(a) of the Base Indenture is hereby amended in part by replacing the first sentence with the following:

Notice of redemption shall be given by the Company or, at the Company’s request and provision of such notice, by the Trustee in the name and at the expense of the Company, at least 10 but not more than 60 days prior to the Redemption Date, to each Holder of Subordinated Notes to be redeemed at its registered address pursuant to this Article, in the manner provided in Section 16.04; provided that notice of redemption may be so given more than 60 days prior to the Redemption Date if such notice is issued in connection with a satisfaction and discharge of the Indenture.

Section 5.03.      No Sinking Funds Provisions. Article 5 of the Base Indenture shall not apply to the Subordinated Notes.

Section 5.04.      Replacement of Provisions with Respect to Merger, Consolidation and Sale of Assets. Section 6.04 of the Base Indenture is hereby replaced in its entirety with the following:

(a)            The Company may not consolidate with or merge into, or sell, convey, transfer or lease all or substantially all our assets, including properties, to, any other Person, unless:

(i)            either (i) the Company shall be the continuing entity, or (ii) the successor, transferee or lessee Person (if other than the Company) is a Person validly existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes, by supplemental indenture, executed and delivered by such Person prior to or simultaneously with such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest and premium, if any, on all the Subordinated Notes, according to their tenor, and the due and punctual performance and observance of all other obligations to the Holders of the Subordinated Notes and the Trustee to be performed or observed by the Company under the Indenture; and

(ii)            immediately after giving effect to the transaction, no Default or Event of Default under the Indenture shall have occurred and be continuing.

(b)            Upon any such consolidation or merger, or sale, conveyance, transfer or lease in accordance with the Indenture, the successor Person formed, or into which the Company is merged or to which such sale, conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as a party thereto, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under the Indenture and the Subordinated Notes, and from time to time such Person may exercise each and every right and power of the Company under the Indenture, in the Company’s name, or in its own name; and any act or proceeding by any provision of the Indenture required or permitted to be done by the Company’s board of directors or any of the Company’s officers may be done with like force and effect by the like board or officer of any entity that shall at the time be the Company’s successor thereunder. In the event of any such sale or conveyance, but not any such lease, the Company (or any successor entity which shall theretofore have become such in the manner described in this Section 6.04) shall be discharged from all obligations and covenants under the Indenture and the Subordinated Notes and may thereupon be dissolved and liquidated.

(c)            This Section 6.04 of the Indenture will not apply to: (i) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.

Section 5.05.      Replacement of Provisions with Respect to Statements by Officers as to Events Default. Section 6.07 of the Base Indenture is hereby replaced in its entirety with the following:

The Company shall deliver to the Trustee as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer's Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

Section 5.06.      Replacement of Provisions with Respect to Events of Default. Section 7.01 of the Base Indenture is hereby replaced in its entirety with the following:

The following are defined as “Events of Default” with respect to the Subordinated Notes:

(a)            default is made in the payment of any installment of interest on any Subordinated Note when such interest shall have become due and payable and such default continues for a period of 30 days;

(b)            default is made in the payment of the principal of or any premium on any Subordinated Note at its maturity or upon any redemption or by declaration or otherwise;

(c)            default is made in the performance of any covenant of the Company that applies to the Subordinated Notes in the Indenture or any Subordinated Note, and continuance of such default for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of Outstanding Subordinated Notes a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture (each of the Events of Default described in the foregoing clauses (a), (b) and (c), a “Payment or Covenant Event of Default”);

(d)            [Reserved];

(e)            a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that:

(i)            is for relief against the Company in an involuntary case; or

(ii)            appoints a Bankruptcy Custodian of the Company or for all or substantially all of the property of the Company; or

(iii)            orders the liquidation of the Company,

and, in each case, the order or decree remains unstayed and in effect for 90 consecutive days; or

(f)             the commencement by the Company of a voluntary proceeding under any applicable Bankruptcy Law or the consent by the Company to the entry of a decree or order for relief in an involuntary proceeding under any applicable Bankruptcy Law, or the consent by the Company to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or of all or substantially all of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission in writing by the Company of its inability to pay its debts generally as they become due.

Section 5.07.      Replacement of Provisions with Respect to Acceleration; Rescission and Annulment. The first sentence of Section 7.02(a) of the Base Indenture is hereby replaced in its entirety with the following:

In the case of an Event of Default that is a Payment or Covenant Event of Default, neither the Trustee nor the Holders of Subordinated Notes may act to accelerate the maturity of the Subordinated Notes. In such case, the Trustee may proceed to enforce any covenant and other rights of the Holders of the Subordinated Notes. For the avoidance of doubt, there is no right of acceleration in the case of a default in the payment of principal of, premium (if any), or interest on the Subordinated Notes or in case of the Company’s nonperformance of any other covenant under the Subordinated Notes or the Indenture.

Section 5.08.      Replacement of Provisions with Respect to Other Remedies. Section 7.03 of the Base Indenture is hereby replaced in its entirety with the following:

If any Payment or Covenant Event of Default shall occur that relates to the Company’s failure to make any payment of interest due and payable, and such Payment or Covenant Event of Default continues for 30 days or such Payment or Covenant Event of Default is made in the payment of the principal or any premium at its Maturity, then the Trustee may demand payment of the amounts then due and payable and may proceed to prosecute any failure on the Company’s part to make such payments (including by recovering judgment, in its own name and as trustee of an express trust, against the Company for the whole amount of such payments). Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.01(a), shall be for the ratable benefit of the Holders of such series of Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustee without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.

Section 5.09.      Replacement of Provisions with Respect to Control by Securityholders; Waiver of Past Defaults. Section 7.06 of the Base Indenture is hereby replaced in its entirety with the following:

The Holders of a majority in principal amount of the Subordinated Notes at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Subordinated Notes, provided, however, that, subject to the provisions of Sections 11.01 and 11.02 in the Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken or would be unduly prejudicial to Holders not joining in such direction or would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the then-Outstanding Subordinated Notes by notice to the Trustee may, on behalf of the Holders of all of the Subordinated Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Event of Default in the payment of interest or premium, if any, on, or the principal of, the Subordinated Notes and except as to a covenant or condition which under Section 14.02 cannot be modified or amended without the consent of the Holder of each Outstanding Subordinated Note, in which case the consent of the Holder of each Outstanding Subordinated Note shall be required for such waiver. Upon any such waiver the

Company, the Trustee and the Holders of the Subordinated Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.06, said Default or Event of Default shall for all purposes of the Subordinated Notes and this Indenture be deemed to have been cured and to be not continuing. For the avoidance of doubt, any consent provided by Holders in connection with a waiver as permitted by this Section 7.06 shall include, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Subordinated Notes.

Section 5.10.      Replacement of Provisions with Respect to Limitation on Suits. Section 7.07 of the Base Indenture is hereby replaced in its entirety with the following:

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders of Subordinated Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no Holder of Subordinated Notes may pursue any remedy with respect to the Indenture or the Subordinated Notes unless:

(a)            such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)            Holders of at least 25% in aggregate principal amount of the then-Outstanding Subordinated Notes have requested the Trustee to pursue the remedy;

(c)            such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(d)            the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e)            Holders of a majority in aggregate principal amount of the then-Outstanding Subordinated Notes have not given the Trustee a direction inconsistent with such request within such 60-day period;

it being understood and intended that no one or more of the Holders of Subordinated Notes shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the Outstanding Subordinated Notes; provided, however, that nothing in this Section or this Indenture or in the Subordinated Notes shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Subordinated Notes to the respective Holders of such Subordinated Notes at the respective due dates in such Subordinated Notes stated, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce the payment thereof.

Section 5.11.      Replacement of Provisions with Respect to Satisfaction and Discharge of Indenture. The first sentence of Section 12.02 of the Base Indenture is hereby replaced in its entirety with the following:

The Indenture will, upon Company Order, cease to be of further effect as to all Subordinated Notes (except as to any surviving rights of registration of transfer or exchange of such Subordinated Notes herein expressly provided for and the rights of the Holders of the Subordinated Notes to receive the principal of and premium, if any, and interest on such Subordinated Notes as and when the same shall become due and payable and except as otherwise provided in the last paragraph of this Section 12.02), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Subordinated Notes, when:

(a)            either:

(i)            all Subordinated Notes theretofore authenticated and delivered (other than (A) Subordinated Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.07 and (B) Subordinated Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from trust, as provided in Section 6.03(e)), have been delivered to the Trustee for cancellation; or

(ii)            all Subordinated Notes that have not been delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their stated maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company, and the Company, in the case of (A), (B) or (C) above has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose an amount in cash in U.S. dollars sufficient to pay and discharge the entire indebtedness on such Subordinated Notes for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)            The Company paid or caused to be paid all sums payable by it under the Indenture with respect to the Subordinated Notes; and

(c)            The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent in the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Subordinated Notes have been complied with.

Section 5.12.      Replacement of Provisions with Respect to Defeasance and Covenant Defeasance upon Deposit of Moneys or U.S. Government Obligations.

(a)            Section 12.03(a) of the Base Indenture is hereby replaced in its entirety with the following:

the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in the Currency in which such Securities are payable in an amount, or (ii) U.S. Government Obligations (as defined below) that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment, money in the Currency in which such Securities are payable in an amount, or (iii) a combination of (i) and (ii), sufficient (in the case of clauses (ii) or (iii), in the opinion of a nationally recognized firm of independent certified public accountants), without consideration of any reinvestment of such principal and interest, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest or principal and premium are due and, if the Securities of such series are to be called for redemption as described in clause (d) below, to pay and discharge the Redemption Price on the Securities called for redemption on the applicable Redemption Date;

(b)            Section 12.03(c) of the Base Indenture is hereby amended by adding the following words immediately prior to the semicolon at the end thereof: “or shall be based upon a change in the applicable federal income tax law after the original issue date of the Subordinated Notes”.

Section 5.13.      Replacement of Provisions with Respect to Supplemental Indentures. The first sentence of Section 14.01 of the Base Indenture is hereby replaced in its entirety with the following:

Notwithstanding Section 14.02, the Company and the Trustee, at any time and from time to time, may amend or supplement the Indenture and the Subordinated Notes (including pursuant to one or more indentures supplemental hereto) for any one or more of or all the following purposes without the consent of any Holder of the Subordinated Notes:

(a)            to cure any ambiguity, defect, or inconsistency;

(b)            to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes or to provide for the issuance of bearer notes (with or without coupons);

(c)            to add to the covenants of the Company for the benefit of the Holders of Subordinated Notes or surrender any right or power conferred upon the Company in the Indenture or the Subordinated Notes;

(d)            to add additional events of default for the benefit of the Holders of Subordinated Notes;

(e)            to provide any security for, or add any additional obligors on, the Subordinated Notes;

(f)             to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Subordinated Notes, and add to or change any provision as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

(g)            to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Subordinated Notes may be listed or traded;

(h)            to supplement any provision to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Subordinated Notes in accordance with the Indenture, provided that such action shall not adversely affect the interest of the Holders of the Subordinated Notes in any material respect;

(i)             to provide for the assumption of the Company’s obligations to Holders of Subordinated Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(j)             to make any change that would provide any additional rights or benefits to the Holders of Subordinated Notes, increase the interest rate applicable to Subordinated Notes, or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder;

(k)            to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(l)             to conform the text of the Indenture or the Subordinated Notes to any provision set forth under the caption “Description of Notes” in the prospectus supplement filed with the SEC on June 4, 2020; and

(m)             to provide for the issuance of additional Subordinated Notes in accordance with the limitations, if any, set forth in the Indenture as of the date hereof.

Section 5.14.      Replacement of Provisions with Respect to Supplemental Indentures. Section 14.02(a) of the Base Indenture is hereby replaced in its entirety with the following:

(a) With the consent of the Holders (evidenced as provided in Article VIII) of a majority in aggregate principal amount of the Outstanding Subordinated Notes, which consent may include, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Subordinated Notes, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or of modifying in any manner the rights of the Holders of the Subordinated Notes to be affected; provided, however, that without the consent of each Holder of Outstanding Subordinated Notes, no such supplemental indenture shall (with respect to any Subordinated Notes held by a non-consenting Holder),

(i)            reduce the principal amount of Subordinated Notes whose Holders must consent to an amendment, supplement, or waiver;

(ii)            reduce the principal of or change the fixed maturity of any Subordinated Notes or reduce the redemption price of any Subordinated Notes;

(iii)            reduce the rate of or change the time for payment of interest, including default interest, on any Subordinated Notes;

(iv)            waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the Subordinated Notes (except, to the extent applicable, a rescission of acceleration of the Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the then-Outstanding Subordinated Notes and a waiver of the payment default that resulted from such acceleration);

(v)            make the Subordinated Notes payable in money other than U.S. dollars;

(vi)            impair the right of any Holder of Subordinated Notes to institute suit for the enforcement of any payment on or with respect to the Subordinated Notes; or

(vii)            make any change in this Section 14.02(a), Section 7.06 or Section 6.06.

Section 5.15.      Replacement of Provisions with Respect to Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities. Section 15.02 of the Base Indenture is hereby amended in part to replace the first paragraph thereof with the following text:

In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, or other similar case or proceeding pursuant to any Bankruptcy Law, or any proceeding in connection therewith, relative to the Company or to its assets, (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company:

Section 5.16.      Replacement of Provisions with Respect to Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities. Section 15.02(c) of the Base Indenture is hereby replaced in its entirety with the following:

(a)            if the Company makes a payment or distribution to Holders of the Subordinated Notes before the Company has paid all of the Senior Indebtedness in full, then such Holders of the Subordinated Notes shall pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing the Company’s assets for payment of the Senior Indebtedness.

Section 5.17.      Replacement of Provisions with Respect to Payment on Securities in Event of Default on Senior Indebtedness. The first sentence of the first paragraph of Section 15.03 of the Base Indenture is hereby replaced in its entirety with the following:

Unless all principal of and any premium or interest on all Senior Indebtedness has been paid in full, no payment or other distribution may be made in respect of any Subordinated Notes in the following circumstances:(i) either (a) in the event and during the continuation of any default in the payment of principal of, or premium (if any) or interest on any Senior Indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any Senior Indebtedness has occurred and is continuing, permitting the direct holders of that Senior Indebtedness (or a trustee or other authorized party on their behalf) to accelerate the maturity of that Senior Indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (i)(a) or (i)(b), the default or event of default described therein has been cured or waived or ceased to exist and any related acceleration has been rescinded), and (ii) either (a) any default or event of default described in clause (i)(a) or (i)(b) is the subject of a judicial proceeding or (b) the Company or the Trustee receives notice of such default or event of default from the indenture trustee or other trustee, agent or representative (if any) for the applicable issue of Senior Indebtedness (or, if there is no such indenture trustee, other trustee, agent or representative of such issue, then the holder thereof).

Article 6
Miscellaneous

Section 6.01.      Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Subordinated Notes.

Section 6.02.      Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 6.03.      Governing Law. This Supplemental Indenture and each Senior Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

Section 6.04.      Separability. In case any provision in the Indenture or in the Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.05.      Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with the Indenture and the Subordinated Notes shall be deemed to include electronic signatures (including any electronic signature complying with the U.S. federal ESIGN Act of 2000), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature. The Company agrees, subject to Section 11.02(b), to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

BANKUNITED, INC., as Company

By:	/s/ Leslie Lunak
	Name:	Leslie Lunak
	Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

EXHIBIT A

[FORM OF FACE OF SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH SHALL BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, INC. (DTC) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No. 06652KAB9

BANKUNITED, INC.
5.125% SUBORDINATED NOTES DUE 2030

No.        $

As revised by the
Schedule of Increases
or Decreases in
Global Security
attached hereto

Interest. BankUnited, Inc. a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of dollars ($                   ), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on June 11, 2030 and to pay interest thereon from June 11, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 11 and December 11 in each year, commencing December 11, 2020 at the rate of 5.125% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be May 28 and November 27 of each year, preceding the relevant Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

BANKUNITED, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Securities referred to in the Indenture.
By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 11, 2020 (the “Base Indenture”), between BankUnited, Inc. (the “Company”) and U.S. Bank National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by the First Supplemental Indenture, dated June 11, 2020 (the “First Supplemental Indenture,” and the Base Indenture, as so supplemented, herein called the “Indenture”), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000.

Optional Redemption. The Company may redeem the Securities at its option in whole or in part at any time during the three month period prior to the Stated Maturity at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (or any successor bank regulatory agency) to the extent such approval is then required under the rules of the Federal Reserve (“Federal Reserve Approval”). In addition, the Company may, at its option, redeem the Securities at any time, in whole but not in part, at a price equal to 100% of the principal amount of the Securities being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption, subject to Federal Reserve Approval, upon the occurrence of a Tier 2 Capital Event, a Tax Event or a 1940 Act Event.

Other than as specifically set forth above, the Subordinated Notes may not be redeemed prior to the Stated Maturity. Any redemption of Notes will be subject to the terms of Article IV of the Base Indenture, as supplemented by the First Supplemental Indenture.

Defaults and Remedies. If an Event of Default (other than a Payment or Covenant Event of Default) with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be immediately due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Denominations, Transfer and Exchange. The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee